UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): November 19, 2019

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39120	84-2421185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 S. Capitol Blvd. Suite 1000 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ECOL	Nasdaq Global Select Market
Warrants to purchase Common Stock	ECOLW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2019, US Ecology, Inc. (the “Company”) completed a merger transaction (the “Merger”) in which the Company acquired NRC Group Holdings Corp. (“NRCG”). In the Merger, warrants to purchase shares of NRCG common stock, par value $0.0001, were converted into warrants to purchase shares of the Company’s common stock, par value $0.01 (the “ECOL Warrants”). In connection with the closing of the Merger, the ECOL Warrants were listed on the Nasdaq Global Select Market (“Nasdaq GS”) under the symbol “ECOLW.”

On November 19, 2019, the Company notified Nasdaq that it intends to delist the ECOL Warrants from Nasdaq GS, effective prior to the open of trading on December 9, 2019, because the ECOL Warrants do not meet the minimum 400 round lot holder requirement for listing as set forth in Nasdaq Listing Rule 5515(a)(4).

The Company intends to pursue a listing of the ECOL Warrants on the NYSE American exchange where it believes it would satisfy all of the exchange’s initial listing criteria with respect to the ECOL Warrants, including that exchange’s round lot holder requirements. There can be no assurance that the Company will list the ECOL Warrants on the NYSE American Exchange in the anticipated timeframe or at all. The Company anticipates that, if the Company is unable to list the ECOL Warrants on the NYSE American exchange prior to the delisting of ECOL Warrants from Nasdaq GS or at all, the ECOL Warrants will be eligible for trading on the over-the-counter markets operated by OTC Markets Group.

The anticipated delisting of the ECOL Warrants from Nasdaq GS does not have, and is not expected to have, an impact on the listing of the Company’s common stock, which will continue to trade on Nasdaq GS under the symbol “ECOL.”

FORWARD-LOOKING STATEMENTS

Statements in this Form 8-K that are not historical facts are forward-looking statements that reflect the Company’s management’s expectations, assumptions and estimates of future performance and economic conditions at the time they were made. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include an accident at one of our facilities, incidents resulting from the handling of dangerous substances, the loss or failure to renew significant contracts, competition in our markets, adverse economic conditions, our compliance with applicable laws and regulations, the realization of anticipated benefits from acquired operations, our ability to perform under required contracts, limitations on our available cash flow as a result of our indebtedness, liabilities arising from our participation in multi-employer pension plans, cyber security threats, unanticipated changes in tax rules and regulations, loss of key personnel, a deterioration in our labor relations or labor disputes, our ability to pay dividends or repurchase stock, anti-takeover regulations, stock market volatility, our access to insurance, surety bonds and other financial assurances, our litigation risk not covered by insurance, the replacement of non-recurring event projects, our ability to permit and contract for timely construction of new or expanded disposal space, renewals of our operating permits or lease agreements with regulatory bodies, our ability or the timing of reconstructing and receiving regulatory approvals for the reopening of the Grand View, Idaho treatment facility, the timing or amount of insurance recoveries associated with the reconstruction and business interruption losses for the Grand View, Idaho treatment facility, our access to cost-effective transportation services, lawsuits, our implementation of new technologies, fluctuations in foreign currency markets and foreign affairs.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" sections of our annual and quarterly reports could harm our business, prospects, operating results, and financial condition.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press Release – November 20, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Ecology, Inc.
(Registrant)

Date: November 21, 2019	By:	/S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer